EXHIBIT 5

                Form of Application for Variable Annuity Contract




1010-V

Application for OVERTURE MEDLEY! VARIABLE ANNUITY Please print clearly in black ink. This form will be photocopied.


1 Policyowner

If a Trust, give Trustee, Trust name & Trust date. All correspondence will be sent to this address.

Full Name
U.S. Citizen
___Yes ___No
Sex  M   F
 ___Social Security Number
 ___Tax I.D. Number |
Date of Birth
Date of Trust
Address
Day Phone
City
State
ZIP

JOINT OWNER (OPTIONAL)
Full Name
U.S. Citizen
___Yes ___No
Sex  M   F
 ___Social Security Number
 ___Tax I.D. Number |
Date of Birth or Trust
Relationship to Owner
Address
Day Phone
City
State
ZIP


2 Annuitant(s) (If other than Owner)

Full Name
U.S. Citizen
___Yes ___No
Sex  M   F
Social Security Number
Date of Birth
Relationship to Owner
Address
Day Phone
City
State
ZIP


3 Beneficiary

PRIMARY
Full Name
Relationship to Owner
CONTINGENT
Full Name
Relationship to Owner

NOTE FOR ARIZONA RESIDENTS: On written request, AVLIC will provide, within a reasonable time, reasonable factual information regarding the benefits and provisions of the policy for which you are applying. After you receive a policy from AVLIC, if you are not satisfied with it, you may return it to us or the selling agent within ten days of the date of delivery of the policy. The amount of the refund will be equal to that permitted by Arizona Insurance Code.


4 Allocation

Whole percentages only, must total 100%.
Funds listed by Advisor/Subadvisor

FIDELITY Service Class 2
______%           Equity-Income
______%           Growth
______%           High Income
______%           Overseas
______%           Asset Manager
______%           Investment Grade Bond
______%           Asset Manager: Growth
______%           Contrafund
CALVERT / Socially Responsible Funds
______%           Balanced
______%           Small Cap Growth
______%           Mid Cap Growth
______%           International Equity
Ameritas Portfolio (Subadvised)
______%           Money Market
ALGER / Alger American Fund
______%           Balanced
______%           Leveraged AllCap
Ameritas Portfolio (Subadvised)
______%           Growth
______%           Income & Growth
______%           Small Capitalization
______%           MidCap Growth
MORGAN STANLEY
______%           Emerging Markets Equity
______%           Global Equity
______%           International Magnum
______%           U.S. Real Estate
MFS / MFS Trust
______%           Utilities
______%           Global Governments
______%           New Discovery
Ameritas Portfolio (Subadvised)
______%           Emerging Growth
______%           Research
______%           Growth With Income
STATE STREET / Ameritas Portfolio (Subadvised)
______%           Index 500
AMERICAN CENTURY
______%           VP Income & Growth
BABSON / Ameritas Portfolio (Subadvised)
______%           Micro Cap
INVESCO
______%           Dynamics
OAKMARK / Ameritas Portfolio (Subadvised)
______%           Select
SALOMON BROTHERS
______%           Capital
SUMMIT
______%           Nasdaq-100 Index
______%           Russell 2000 Small Cap Index
______%           S&P MidCap 400 Index
THIRD AVENUE
______%           Value
AVLIC
______%           Fixed Account
   100  %         TOTAL


5 Premium Payment

All premium checks must be made payable to the Company. Do not make check payable to the agent or leave the payee blank.

Initial Premium With Application: $____________________


6 Endorsements/Corrections Home Office use only

Changes in the amount, age at issue, classification, plan of insurance or benefits must be agreed to in writing by me. Any other corrections noted shall be binding without my written agreement. This section will not be used in MD, PA or WV.


7 Suitability Information

To be completed only by Registered Representatives of Ameritas Investment Corp. Complete in Proposed Owner's presence.

Applicants are urged to supply information in order that the agent may make an informed judgment as to the suitability for a particular purchaser of a variable annuity. If the Applicant chooses not to do so, the agent must complete the following items to the best of his/her knowledge.

___Check this box if the information was not provided by the Applicant.
a. Income for the past 12 months                              $__________
b. Projected income for the next 12 months                    $__________
c. Tax Bracket              _________%
d. Approximate net worth (excluding home)                     $__________
e. Is the Proposed Owner(s) in good health on the application date?
___ Yes    ___ No      (If no, explain)
Annuitant(s)?  l Yes   l No      (If no, explain)
f. Owner's Occupation(s)
g. Employer Name and Address
Investment Objectives: Check at least one. Multiple objectives can ranked based on importance to you. Primary = 1, Secondary = 2, etc.

___Long Term Gain                   ___Short Term Gain               ___Income
___Tax Advantaged                   ___Safety of Principal

Risk Tolerance: Rank based on your level of risk. Tolerable = 1, least Tolerable = 4.
___Low Risk   ___Moderate Risk   ___Speculative Risk   ___High Risk

All Registered Representatives must provide their Broker/Dealer with client information applicable to suitability. (See your Broker/Dealer for details.) Supervisory Principal's Signature

8 Telephone Authorization

Unless waived, the Policyowner and Representative will have automatic telephone transfer authorization.

___ I do NOT want telephone transfer authorization. ___ I do NOT give my Registered Rep transfer authorization.

I hereby authorize and direct AVLIC to make allowable transfers of funds or reallocation of net premiums among available subaccounts based upon instructions received by telephone from (a) me, as Policyowner, (b) my Registered Representative in Section 14, and (c) the person(s) named below. AVLIC will not be liable for following instructions communicated by telephone that it reasonably believes to be genuine. AVLIC will employ reasonable procedures, including requiring the policy number to be stated, tape recording all instructions, and mailing written confirmations. If AVLIC does not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, AVLIC may be liable for any losses due to unauthorized or fraudulent instructions.

Name per (c) above
Social Security Number
Address

(This is not to be used for Fee Advisor authorization)
I understand: a) all telephone transactions will be recorded; and b) this authorization will continue in force until the authorization is revoked by either AVLIC or me. The revocation is effective when received in writing or by telephone by the other party.


9 Option Riders
Guaranteed Minimum Death Benefit
___Annual step-up


10 Annuity Type

PLAN TYPE
___ Nonqualified
___ 457 Deferred Comp
___ 401(a) Pension/Profit Sharing
___ 401(k) Profit Sharing
___ 408(b) IRA
___ 408(k) SEP-IRA
___ 408(p) SIMPLE IRA
___ 408A ROTH IRA (Regular Contribution)
=== =============================
TYPE OF TRANSFER
___ 1035 Exchange
___ Direct Transfer
___ Direct Rollover
___ Roth Conversion


11 Replacement

Do you have any existing life insurance or annuities?
___ Yes   ___ No
Will this annuity replace any existing life insurance or annuity?
___ Yes   ___ No
Company __________________________________________________
Policy No. __________________


FOR YOUR PROTECTION, PLEASE READ THE FOLLOWING NOTICE:
In several states, we are required to advise you of the following: Any person who knowingly and with intent to defraud provides false, incomplete, or misleading information in an application for insurance, or who knowingly presents a false or fraudulent claim for payment of a loss or benefit, is guilty of a crime and may be subject to fines and criminal penalties, including imprisonment. In addition, insurance benefits may be denied if false information provided by an applicant is materially related to a claim.

NOTE FOR COLORADO RESIDENTS: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

NOTE FOR OREGON/VIRGINIA RESIDENTS: Any person who, with intent to defraud or knowing that he is facilitating a fraud against insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

NOTE FOR NEW JERSEY RESIDENTS: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NOTE FOR PENNSYLVANIA RESIDENTS: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal or civil penalties.


IMPORTANT: MAKE ALL CHECKS PAYABLE ONLY TO AMERITAS VARIABLE LIFE INSURANCE COMPANY

1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained above are full, complete, and true.

2. I (We) certify that the Social Security or taxpayer identification number shown above is correct.

3. I (We) understand that policy values may increase or decrease according to the investment experience of the Separate Account and that the dollar amounts are not guaranteed and this policy meets my investment objectives and anticipated financial needs.

4. The Annuity Date is the later of five policy years or age 85 unless otherwise requested.

5. I (We) have been given a current Prospectus for this variable annuity which explains insurance-related charges.

6. If you are purchasing this policy for use in a tax-qualified plan, please acknowledge the following: I have been informed and understand that a tax-deferred accrual feature is provided through my tax-qualified plan and this annuity does not provide any additional tax-deferral benefit. In addition, I am also acknowledging that I am purchasing this annuity policy for use in a tax-qualified plan because of its features and/or benefits other than tax- deferral (such as the lifetime income option, available death benefit and/or maximum guarantee fees).

Dated and Signed at
CITY
STATE
on this Date
Signature of Owner
Title of Officer or Trustee(s)
Signature of Joint Owner
Title of Officer or Trustee(s)
Signature of Annuitant if other than Owner
Signature of Joint Annuitant

REGISTERED REPRESENTATIVE STATEMENT: (Must check appropriate box.) To your knowledge, does the applicant have existing life insurance or annuity policies?
___ Yes ___ No. Do you have any knowledge or reason to believe that replacement of existing insurance or annuity coverage may be involved? l Yes l No (If yes, give details in Section 11 and complete any state required replacement forms.) I certify that: (1) the information provided by the owner has been accurately recorded; (2) a current prospectus was delivered; and (3) I have reasonable grounds to believe the purchase of the policy is suitable for the owner.

Signature of Registered Representative/Agent
Print Name Here


12 Policy Delivery
If not completed, policy will be sent to owner.
Send to:  ___ Owner   ___ Representative


13 Representative/Dealer Information
Schedule Type:     ___ A     ___ B     ___ C     (Default is Schedule B.)
Representative Name (please print)
Code

Representative Name (please print)
Code

Agency/Broker Dealer (please print)
Code

14 Questions
If you have questions when completing this application or on other supporting documents, please call 1-800-634-8353. If Ameritas has questions concerning this application, whom should we call at your office?
Name (please print)
Phone
Fax
E-mail


15 Mail Application to:

Ameritas Variable Life Insurance Company
P.O. Box 82550
Lincoln, NE 68501-2550 FAX#: 402-467-6153

Overnight Deliveries:
Ameritas Variable Life Insurance Company
5900 "O" Street
Lincoln, NE 68510


UVA Ed. 1-01